                           INNOVASIVE DEVICES, INC.

                              Amendment No. 1 to
              Amended and Restated Stockholders' Voting Agreement


     This Amendment No. 1 to the Amended and Restated Stockholders' Voting Agreement (the "Agreement") dated October 17, 1995 by and among Innovasive Devices, Inc. (the "Company"), the persons listed on the signature page thereof as Founders (the "Founders"), the holders of the Company's outstanding Series A Preferred Stock (the "Series A Holders") and the holders of the Company's outstanding Series B Preferred Stock (the "Series B Holders," and collectively with the Founders and Series A Holders, the "Holders"), is made as of April 23, 1996, by the Company, the holders of a majority of the shares of Common Stock of the Company into which the Series A Preferred Stock may be converted, the holders of a majority of the shares of Common Stock of the Company into which the Series B Preferred Stock may be converted and the holders of a majority of the shares of Common Stock held by the Founders, pursuant to Section 7.5 of the Agreement.

     Section 5 of the Agreement is hereby amended in its entirety to read as follows:

     All sections of this Agreement except Section 1.1(c) and Sections 1.2 and 1.3, as they relate to Collagen Corporation, shall terminate and be of no further force or effect immediately upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate gross cash proceeds to the Company in excess of $10,000,000 and the public offering price of which is not less than $4.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations).

     This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Stockholders' Voting Rights Agreement as of April 23, 1996.

                                                     INNOVASIVE DEVICES, INC.


                                                     By: /s/ Richard D. Randall
                                                         ----------------------

                                                     Title:  President
                                                            -------------------

HOLDERS:

COLLAGEN CORPORATION


By: /s/ Howard Palefsky
   -----------------------------------------

Title: Chairman and CEO
      --------------------------------------


DELPHI INVESTMENTS II, L.P.
By: Delphi Management Partners II, L.P.
    General Partner


By: /s/ David L. Douglass
   -----------------------------------------

Title: General Partner
      --------------------------------------

INTERWEST PARTNERS V
By: InterWest Management Partners V
    General Partner


By: /s/ Robert Momsen
   -----------------------------------------

Title: General Partner
      --------------------------------------

PIPER JAFFRAY HEALTHCARE CAPITAL
LIMITED PARTNERSHIP (SBIC)
By: Piper Ventures Management IV
    Limited Partnership, its General Partner


By: /s/ Buzz Benson
   -----------------------------------------

Title: Managing Director
      --------------------------------------


DELPHI VENTURES II, L.P.
By: Delphi Management Partners II, L.P.
    General Partner

By: /s/ David L. Douglass
   -----------------------------------------

Title: General Partner
      --------------------------------------

INTERWEST INVESTORS V

By: /s/ Robert Momsen
   -----------------------------------------

Title: General Partner
      --------------------------------------


NEW ENTERPRISE ASSOCIATES VI,
LIMITED PARTNERSHIP
By: NEA Partners VI, Limited Partnership
     General Partner

By: /s/ Thomas C. McConnel
   -----------------------------------------

Title: General Partner
      --------------------------------------

ROBERT REID, INC.

By: ----------------------------------------

Title: -------------------------------------

FOUNDERS:



/s/ James E. Nicholson
- --------------------------------------------
James E. Nicholson


/s/ Rickey D. Hart
- --------------------------------------------
Rickey D. Hart


/s/ James V. Barrile
- --------------------------------------------
James V. Barrile


/s/ Daniel E. Penni
- --------------------------------------------
Daniel E. Penni

/s/ S. Richard Penni
- --------------------------------------------
S. Richard Penni


/s/ O. Leonard Darling
- --------------------------------------------
O. Leonard Darling


/s/ L. Robert Johnson
- --------------------------------------------
L. Robert Johnson


/s/ Steven R. Schuh
- --------------------------------------------
Steven R. Schuh


/s/ John R. Beaver
- --------------------------------------------
John R. Beaver


____________________________________________
Charles H. Nicholson, III


____________________________________________
William F. Shea

ADDITIONAL HOLDERS
(From Second Closing):


/s/ Ronald K. Alcott
- --------------------------------------------
Ronald K. Alcott


/s/ Michael W. Bowman, MD
- --------------------------------------------
Michael W. Bowman, MD


Brown Technology Associates Limited
Partnership


By: /s/ Bruns Gravson
   -----------------------------------------

Title: General Partner
      --------------------------------------


/s/ June J. Garrett
- --------------------------------------------
June J. Garrett







/s/ Robert S. Heidt, Jr., MD
- --------------------------------------------
Robert S. Heidt, Jr., MD


/s/ Lawrence J. Lemak, MD
- --------------------------------------------
Lawrence J. Lemak, MD


/s/ James R. Andrews, MD
- --------------------------------------------
James R. Andrews, MD


/s/ James P. Bradley, MD
- --------------------------------------------
James P. Bradley, MD


/s/ David W. Ellis
- --------------------------------------------
David W. Ellis


/s/ David W. Hang, MD
- --------------------------------------------
David W. Hang, MD


/s/ Yi-Shiong Hang, MD
- --------------------------------------------
Yi-Shiong Hang, MD


Richard B. Hawkins, MD, PC Profit
Sharing Plan & Trust


By: /s/ Richard B. Hawkins
   -----------------------------------------

Title: President
      --------------------------------------



- --------------------------------------------
Ron J. Johnson


/s/ Ko Yen Lin
- --------------------------------------------
Ko Yen Lin

- --------------------------------------------
Stephen H. Liu, MD


- --------------------------------------------
Yukiyo Matsumura


/s/ John C. Richmond, MD
- --------------------------------------------
John C. Richmond, MD


/s/ Jon B. Tucker, MD
- --------------------------------------------
Jon B. Tucker, MD


/s/ Andrew Z. Lemnios
- --------------------------------------------
Andrew Z. Lemnios


/s/ Benson R. McLendon, Jr.
- --------------------------------------------
Benson R. McLendon, Jr.


- --------------------------------------------
Mehrad M. Malek, MD


/s/ Richard D. Randall
- --------------------------------------------
Richard D. Randall


/s/ Donald J. Rose, MD
- --------------------------------------------
Donald J. Rose, MD


/s/ Eric Verploeg, MD
- --------------------------------------------
Eric Verploeg, MD


- --------------------------------------------
Lanier Johnson


/s/ Richard J. Cleveland, MD
- --------------------------------------------
Richard J. Cleveland, MD